EXHIBIT 99.1

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following is the unaudited pro forma combined condensed consolidated financial information for Banner and Starbuck, giving effect to the merger of Starbuck Bancshares, Inc. (“Starbuck”) with and into Elements Merger Sub, LLC, a wholly-owned subsidiary of Banner Corporation (“Banner”) (the “Merger”). The unaudited pro forma combined condensed consolidated statements of operations for the three months ended March 31, 2016 and the year ended December 31, 2015 are presented as if the Merger occurred on January 1, 2015. The unaudited pro forma combined condensed consolidated financial statements also reflect the segregation of Starbuck from its parent holding company SKBHC Holdings LLC (“Holdings”). In addition to the Merger, Starbuck completed its acquisition of Greater Sacramento Bancorp (“GSB”) on February 2, 2015 and Banner completed its acquisition of Siuslaw Financial Group (“Siuslaw”) on March 6, 2015. The following unaudited pro forma combined condensed consolidated financial information does not separately reflect the acquisitions of GSB and Siuslaw, which were not significant.

All of the unaudited pro forma combined condensed consolidated financial information is not intended to reflect the actual results that would have been achieved had the acquisitions actually occurred on those dates.

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting for business combinations under generally accepted accounting principles in the United States, or “GAAP.” Banner was the acquirer for accounting purposes in the Merger. Certain reclassifications have been made to the historical data of Starbuck, and Holdings to conform to Banner’s classifications. These reclassifications had no impact on net income.

Under the acquisition method of accounting, the assets and liabilities and any identifiable intangible assets being acquired are generally recorded at the respective fair values on the acquisition date. The fair values on the acquisition date represent management’s best estimates based on available information and facts and circumstances in existence on the acquisition date. There may be differences between these preliminary estimates of fair value and the final acquisition accounting, which differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position. The following table includes the acquisition expenses related to the Merger that are included in Banner’s historical financial statements for the periods presented:

	Three Months Ended Mar. 31, 2016	Year Ended Dec. 31, 2015
Acquisition-related costs recognized in non-interest expenses:
Personnel severance/retention fees	$1,313	$6,085
Branch consolidation and other occupancy expenses	1,949	992
Information/computer data services	1,417	2,399
Professional services	852	10,645
Client communications	251	456
Miscellaneous	1,031	3,533

	$6,813	$24,110

In connection with the plan to integrate the operations of Banner and Starbuck, as well as those of GSB and Siuslaw, Banner anticipates that non-recurring charges, such as costs associated with systems implementation, severance and other costs related to exit or disposal activities, will be incurred. These charges will affect the consolidated results of operations of Banner in the periods in which they are recorded. The unaudited pro forma combined condensed consolidated statements of operations do not include the effects of any non-recurring costs associated with any restructuring or integration activities resulting from the acquisitions that had not been incurred as of March 31, 2016, as they are non-recurring in nature and not factually supportable at this time. The unaudited pro forma condensed combined statements of operations do not include any expected cost savings, operating synergies, or revenue enhancements that may be realized subsequent to the Merger.

The unaudited pro forma combined condensed consolidated financial information is provided for informational purposes only. The unaudited pro forma combined condensed consolidated financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed consolidated financial information and related adjustments required management to make certain assumptions and estimates.

The unaudited pro forma combined condensed consolidated financial information is based on, and should be read together with, the historical consolidated financial statements and related notes of Banner from its Quarterly Report on Form 10-Q for the period ended March 31, 2016 and its Annual Reports on Form 10-K for the fiscal year ended December 31, 2015, and the historical consolidated financial statements and related notes of Starbuck as included with the Current Report on Form 8K/A filed with the SEC on December 11, 2015. Audited financial information for Starbuck alone is not available; however, Starbuck comprises more than 104% of Holdings’ consolidated net income for the nine months ended September 30, 2015.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations

Year Ended December 31, 2015(1)

(in thousands)

	Holdings (1/1/2015 to 9/30/2015)	Eliminations	Notes	Starbuck (1/1/2015 to 9/30/2015)
Interest income:
Interest and fees on loans	$107,833	$—		$107,833
Interest on cash and securities	17,172	—		17,172

Total interest income	125,005	—		125,005
Interest expense:
Interest on deposits	6,224	—		6,224
Interest on borrowings	1,349	—		1,349

Total interest expense	7,573	—		7,573

Net interest income before provision	117,432	—		117,432
Loan loss provision expense (benefit)	(1,189)	—		(1,189)

Net interest income after provision for loan losses	118,621	—		118,621
Other operating income:
Deposit fees and charges	12,217	—		12,217
Mortgage banking operations	4,181	—		4,181
Other	10,768	158	A	10,926

Total other operating income	27,166	158		27,324
Other operating expense:
Compensation	61,106	(1,232)	B	59,874
Occupancy and equipment	10,908	—		10,908
Amortization of core deposit intangibles	2,205	—		2,205
Other	36,115	(242)	C	35,873

Total other operating expense	110,334	(1,474)		108,860

Pre-tax income	35,453	1,632		37,085
Provision for income taxes	13,695	571	D	14,266

Net income	$21,758	$1,061		$22,819

(1)	Results only reflect figures up to and including September 30, 2015.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations

Year Ended December 31, 2015

(in thousands)

	Banner	Starbuck (1/1/2015 to 9/30/2015)	Pro forma Adjustments	Notes	Pro Forma Totals
Interest income:
Interest and fees on loans	$237,292	$107,833	$(564)	A	$344,561
Interest on cash and securities	17,141	17,172	9,232	B	43,545

Total interest income	254,433	125,005	8,668		388,106
Interest expense:
Interest on deposits	8,385	6,224	(886)	C	13,723
Interest on borrowings	3,769	1,349	—		5,118

Total interest expense	12,154	7,573	(886)		18,841

Net interest income before provision	242,279	117,432	9,554		369,265
Loan loss provision expense (benefit)	—	(1,189)	—		(1,189)

Net interest income after provision for loan losses	242,279	118,621	9,554		370,454
Other operating income:
Deposit fees and charges	40,607	12,217	—		52,824
Mortgage banking operations	17,720	4,181	—		21,901
Other	3,965	10,926	—		14,891

Total other operating income	62,292	27,324	—		89,616
Other operating expense:
Compensation	112,903	59,874	—		172,777
Occupancy and equipment	30,366	10,908	—		41,274
Amortization of core deposit intangibles	3,164	2,205	1,748	D	7,117
Other	90,167	35,873	(10,200)	E	115,840

Total other operating expense	236,600	108,860	(8,452)		337,008

Pre-tax income	67,971	37,085	18,006		123,062
Provision for income taxes	22,749	14,266	6,302	F	43,317

Net income	$45,222	$22,819	$11,704		$79,745

	Historical Banner	Historical Starbuck	Pro Froma Adjustments (1)	Pro Froma Totals
Weighted Avg Share Outstanding:
Basic	23,801,373	n/a	9,895,315	33,696,688
Diluted	23,866,621	n/a	9,895,315	33,761,936
Earnings per common share:
Basic	$1.90	n/a	$0.47	$2.37
Diluted	$1.89	n/a	$0.47	$2.36

(1)	Pro forma share adjustment includes 13.2 million shares issued in the Starbuck acquisition, that were outstanding in the historical Banner totals from October 1, 2015.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations

Three Months Ended March 31, 2016

(in thousands)

	Banner	Pro Forma Adjustments	Notes	Pro Forma Totals
Interest income:
Interest and fees on loans	$86,958	$—		$86,958
Interest on cash and securities	8,343	—		8,343

Total interest income	95,301	—		95,301
Interest expense:
Interest on deposits	2,946	—		2,946
Interest on borrowings	1,312	—		1,312

Total interest expense	4,258	—		4,258

Net interest income before provision	91,043	—		91,043
Loan loss provision expense (benefit)	—	—		—

Net interest income after provision for loan losses	91,043	—		91,043
Other operating income:
Deposit fees and charges	11,818	—		11,818
Mortgage banking operations	5,643	—		5,643
Other	2,498	—		2,498

Total other operating income	19,959	—		19,959
Other operating expense:
Compensation	42,314	—		42,314
Occupancy and equipment	10,388	—		10,388
Amortization of core deposit intangibles	1,808	—		1,808
Other	29,524	—		29,524

Total other operating expense	84,034	—		84,034

Pre-tax income	26,968	—		26,968
Provision for income taxes	9,194	—		9,194

Net income	$17,774	$—		$17,774

	Historical Banner	Pro Forma Adjustments	Pro Forma Totals
Weighted Avg Share Outstanding:
Basic	34,023,800	n/a	34,023,800
Diluted	34,103,727	n/a	34,103,727
Earnings per common share:
Basic	$0.52	$—	$0.52
Diluted	$0.52	$—	$0.52

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Information

Note 1—Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information has been prepared under the acquisition method of accounting for business combinations. The unaudited pro forma combined condensed consolidated statements of operations for the three months ended March 31, 2016 and the year ended December 31, 2015, are presented as if the acquisitions occurred on January 1, 2015. This information is not intended to reflect the actual results that would have been achieved had the acquisitions actually occurred on those dates. The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.

Certain historical data of the entities being acquired has been reclassified on a pro forma basis to conform to Banner’s classifications.

Note 2—Purchase Price

The aggregate consideration received by Starbuck equity holders consisted of 13.23 million shares of Banner common stock and $130.0 million in cash. The aggregate value of the consideration paid was approximately $761 million.

Note 3—Allocation of Purchase Price

At the merger date, Starbuck’s assets and liabilities are required to be adjusted to their estimated fair values. The purchase price is then allocated to the identifiable assets and liabilities based on the fair values. The excess of the purchase price over the fair value of the net assets acquired is allocated to goodwill.

The following table presents a summary of the consideration paid and the estimated fair values as of the merger date for each major class of assets acquired and liabilities assumed (in thousands):

		Starbuck October 1, 2015
		(in thousands)
Consideration Paid:
Cash paid		$130,000
Fair value common shares issued		630,674

Total consideration		760,674

Fair value of assets acquired:
Cash and cash equivalents	95,821
Securities	1,037,238
Loans receivable (contractual amount of $3.04 billion)	2,999,130
REO, held for sale	6,105
Property and equipment	66,728
Core Deposit Intangible	33,500
Deferred tax asset	108,454
Other assets	112,782

Total assets acquired	4,459,758

Fair value of liabilities assumed:
Deposits	3,638,596
FHLB advances	221,442
Jr subordinated debentures	5,806
Other liabilities	56,359

Total liabilities assumed	3,922,203

Net assets acquired		537,555

Goodwill		$223,119

Note 4—Pro Forma Combined Condensed Consolidated Financial Information Adjustments

The following pro forma adjustments have been included in the unaudited pro forma condensed combined financial information. Estimated fair value adjustments are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available.

Notes to Pro Forma Adjustments to Segregate Starbuck Bancshares from Holdings

Statement of Operations
(in thousands)
		Three Months Ended Mar. 31, 2016	For the Year Ended Dec. 31, 2015 (1/1/15 to 9/30/15)
A	Other operating income	n/a	$158
	To eliminate management fee income recorded at Starbuck Bancshares for services provided to and paid for by the Holdings stand-alone entity.
B	Compensation expense	n/a	$(1,232)
	To eliminate management unit compensation expense recorded by the Holdings stand-alone entity as required by the Holdings operating agremeent.
C	Other operating expense	n/a	$(242)
	To eliminate other operating expense attributed to the Holdings stand-alone entity.
D	Adjustments to Provision for income taxes
	To reflect the income tax effect of the adjustments above at the statutory rate of 35%.	n/a	$571

Notes to Pro Forma Adjustments for Starbuck Merging Into Banner

Statement of Operations
(in thousands)
		Three Months Ended Mar. 31, 2016	For the Year Ended Dec. 31, 2015
A	Adjustments to Interest and Fees on Loans
	To reflect accretion to income of purchased loan discounts on non-impaired loans.	$—	$7,056
	To reflect accretion to income of purchased loan discounts on impaired loans.	—	2,724
	To reverse historical accretion of AmericanWest’s previous purchased loan discounts on non-impaired loans.	—	(1,172)
	To reverse historical accretion of AmericanWest’s previous purchased loan discounts on impaired loans.	—	(9,172)

		$—	$(564)
B	Adjustments to Interest on Investment Securities
	Fair value marks on investments amortized/accreted against/into income similar to premiums/discounts.	$—	$(3,416)
	To reverse historical amortization of premium on investment securities.	—	12,648

		$—	$9,232
C	Adjustments to Deposit Expense
	To reflect the amortization of deposit premium.	$—	$(1,354)
	To reverse historical amortization of deposit premium	—	468

		$—	$(886)
D	Adjustments to Non-interest Expense
	To reflect the amortization of the core deposit intangible asset based on an amortization period of eight years and using an accelerated amortization method.	$—	$3,953
	To reverse historical costs of AmericanWest’s previous core deposit intangible amortization.	—	(2,205)

		$—	$1,748
E	Adjustments to Non-interest Expense
	To reverse Banner’s historical acquisition related professional fees.	$—	$(10,200)

F	Adjustments to Income Tax Expense
	To reflect the income tax effect of the adjustments above at the statutory rate of 35%.	$—	$6,302